PHOENIX INVESTMENT TRUST 97

                Certificate of Amendment to Declaration of Trust

     The undersigned, individually as Trustee of Phoenix Investment Trust 97, a Massachusetts business trust organized under a Declaration of Trust dated August 25, 1997 (the "Trust"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 26, 1998, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees, at which a quorum was present, the Board of Trustees acting pursuant to Article III,
Section 3.1 and acting pursuant to Article VI, Section 6.3 of said Declaration of Trust for the purpose of abolishing the class of shares designated as "Class M Shares" and for the further purpose of amending the names of the "Phoenix Small Cap Value Fund" and "Phoenix Value Equity Fund" voted to amend said Trust effective on December 31, 1998, as follows:

1. Section 3.3(a) of Article III is hereby amended and restated to read as follows:

"(a) Without in any manner limiting the rights of the Trustees set forth in the immediately preceding paragraph, the Trustees hereby divide the Shares of each of the Series described in Section 3.2, above, as amended, into three Classes. The Classes of each such respective Series, so established, shall be designated as "Class A Shares", "Class B Shares", and "Class C Shares". The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall pertain to all Shares in each of the foregoing Classes:

     (1) The assets belonging to each Class shall be invested in the same investment portfolio as the applicable Series.

     (2) The dividends and distributions of investment income and capital gains with respect to each Class shall be in such amounts as may be declared from time to time by the Trustees, and the dividends and distributions of each Class of a Series may vary from dividends and distributions of investment income and capital gains with respect to the other Classes of that Series to reflect differing allocations of the expenses of the Trust between the holders of the Classes of such Series and any resultant differences between the net asset value per share of each Class of such Series, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust among the Classes of each Series between shares of each Class of such Series shall be determined by the Trustees in a manner that is consistent with Rule 18f-3 of the Investment Company Act.

     (3) The holders of shares of each Class of a Series shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective Class of a
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          particular Series, and (ii) no voting rights with respect to provisions of any Plan applicable to any other Class of that Series, any other Series, or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective Class of such Series.

     (4) (i) Each Class B Share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares on the date that is the first business day following the month in which the eighth anniversary date of the date of issuance of the Class B Share falls (the "Conversion Date"). With respect to Class B Shares issued in an exchange or Series of exchanges for shares of beneficial interest or common stock, as the case may be, of another investment company or Class or Series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Trust, the date of issuance of the Class B Shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of beneficial interest or common stock, as the case may be.

          (ii) Each Class B Share acquired through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate sub-account. Each time any Class B Shares in shareholder's Fund account (other than those described in the aforedescribed applicable sub-account) convert to Class A Shares of the same Series, an equal pro rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares of the same Series without any action or choice on the part of the holder thereof. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A Shares bears to the shareholder's total Class B Shares not acquired through dividends and distributions.

          (iii) The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B Shares does not result in the Trust's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

          (iv) The number of Class A Shares into which a share of Class B Shares is converted pursuant to paragraphs (a)(4)(i) and (a)(4)(ii) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Shares (for purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A Shares of the same Series (for purposes of sales and redemptions thereof on the Conversion Date).

          (v) On the Conversion Date, the Class B Shares converted into shares of Class A Shares will cease to accrue dividends and will not longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of Class A Shares of the same Series into which the Class B Shares have been converted and (ii) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if such certificates have been issued, have been received by the Trust or its agent duly endorsed for transfer.

     (5) The net asset value of a Share shall reflect all indebtedness, expenses and liabilities attributable to each applicable Class within each respective Series. The net asset value of a
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          Share shall be determined by dividing the net asset value of each applicable Class of a particular Series by the number of Shares of that Class outstanding within the Series. Notwithstanding the foregoing, Shares of each Class shall represent an equal proportionate interest in the assets belonging to the applicable Class within that Series, subject to the liabilities of that particular Class. Shares of each Class shall also represent an interest in the assets belonging to such Series which shall be proportionate to the relative aggregate net asset value of such Class relative to the aggregate net asset value of the other Classes within said Series, subject to the liabilities of that particular Series.

2. The first paragraph of Section 3.2 of Article III is hereby amended and restated as follows:

     "Without limiting the authority of the Trustees set forth in Section 3.1 to establish and designate any further Series, the following two Series are hereby established and designated: "Phoenix-Hollister Small Cap Value Fund" and "Phoenix-Hollister Value Equity Fund." Shares of each Series established and designated in this Section 3.2 and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences, subject to Article III,
     Section 3.3, as amended, below:"

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of November, 1998.

                              /s/ Philip R. McLoughlin
                              -----------------------------------------
                              Philip R. McLoughlin, individually and as
                              attorney-in-fact for Robert Chesek, E. Virgil Conway, Harry Dalzell-Payne, Francis E. Jefferies, Leroy Keith, Jr., Everett L. Morris, James M. Oates, Calvin J. Pedersen, Herbert Roth, Jr., Richard E. Segerson, and Lowell P. Weicker, Jr.

                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                           PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                          PHOENIX INVESTMENT TRUST 97
                          PHOENIX MULTI-PORTFOLIO FUND
                   PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                              PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND

The undersigned, being all of the Trustees of Phoenix-Aberdeen Series, The Phoenix Edge Series Fund, Phoenix Equity Series Fund, Phoenix Income and Growth Fund, Phoenix Investment Trust 97, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

     1. Pursuant to Section 2.2 of that certain Declaration of Trust dated August 25, 1997 establishing Phoenix Investment Trust 97, pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund. Pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now know as the Phoenix Edge Series Fund, pursuant to
          Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now known as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

     2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now known as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain

DELEGATION AND POWER OF ATTORNEY
August 26, 1998

          Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now known as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now know as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP
          R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

     3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 26th day of August, 1998.


/s/ Robert Chesek                            /s/ James M. Oates
--------------------------                   --------------------------------
Robert Chesek                                James M. Oates

/s/ E. Virgil Conway                         /s/ Calvin J. Pedersen
--------------------------                   --------------------------------
E. Virgil Conway                             Calvin J. Pedersen

/s/ Harry Dalzell-Payne                      /s/ Herbert Roth, Jr.
--------------------------                   --------------------------------
Harry Dalzell-Payne                          Herbert Roth, Jr.

/s/ Francis E. Jeffries                      /s/ Richard E. Segerson
--------------------------                   --------------------------------
Francis E. Jeffries                          Richard E. Segerson

/s/ Leroy Keith, Jr.                         /s/ Lowell P. Weicker, Jr.
--------------------------                   --------------------------------
Leroy Keith, Jr.                             Lowell P. Weicker, Jr.

/s/ Everett L. Morris
--------------------------
Everett L. Morris